Exhibit 99.3

MR A SAMPLE

DESIGNATION (IF ANY)

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Computershare Trust Company, N.A.
P.O. Box 43011
Providence Rhode Island 02940-3011
www.computershare.com/investor

C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

LETTER OF TRANSMITTAL

TIME IS CRITICAL. IF YOU WISH TO TENDER YOUR SHARES, PLEASE READ, COMPLETE AND RETURN

YOUR INSTRUCTIONS PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

This Letter of Transmittal may be used to tender your shares of Ecolab Inc. (“Ecolab”) common stock (“Ecolab common stock”), that you hold, as described herein. You may receive additional Letters of Transmittal with respect to shares of Ecolab common stock held by you in another manner or in another name. The deadline for submitting Letters of Transmittal is 12:01 a.m., New York City Time, on June 3, 2020, unless the exchange offer is extended or terminated. Letters of Transmittal must be RECEIVED by Computershare (the “Exchange Offer Agent”) no later than 12:01 a.m., New York City Time, on June 3, 2020. For additional information regarding this Letter of Transmittal, please see the enclosed Exchange and Transmittal Instruction Booklet. By executing and delivering this Letter of Transmittal you are agreeing to the terms and conditions of the Exchange and Transmittal Instruction Booklet. You should complete this Letter of Transmittal if you hold shares of Ecolab common stock in certificate form registered directly in your name in Ecolab’s share register.

TO EXCHANGE YOUR SHARES

If you choose to tender your shares in the offer (See “Your Ecolab Stock Certificates” and/or “Shares Held Electronically (By Us)” below), please complete the instructions, sign and return this Letter of Transmittal to the applicable address listed in the enclosed Exchange and Transmittal Instruction Booklet with your original certificate(s), as applicable.

Your Ecolab Stock Certificates:

Locate the listed certificates.

Certificate Numbers	Shares	Certificate Numbers	Shares

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

You hold more than 6 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held Electronically (By Us)	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

Complete the box(es) on the reverse side to tender your shares of Ecolab common stock in exchange for shares of common stock (“ChampionX common stock”) of ChampionX Holding Inc. (“ChampionX”), each of which is subject to applicable proration, adjustment and certain other limitations as set forth in the Merger Agreement and the prospectus, dated May 1. 2020 (the “Prospectus”). Capitalized terms used but not defined herein will have the meanings ascribed to them in the Prospectus.

This Letter of Transmittal relates to the offer by Ecolab to exchange all shares of ChampionX common stock that are owned by Ecolab for shares of Ecolab common stock that are validly tendered and not properly withdrawn. Following the consummation of the exchange offer, Athena Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Apergy Corporation (“Apergy”), will be merged with and into ChampionX, whereby the separate corporate existence of Merger Sub will cease and ChampionX will continue as the surviving corporation and a wholly owned subsidiary of Apergy (the “Merger”). In the Merger, each outstanding share of ChampionX common stock (except for shares of ChampionX common stock held by ChampionX, which shares will be canceled and cease to exist, and no consideration will be delivered in exchange therefor (the “Excluded Shares”)) will be converted into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock of Apergy (“Apergy common stock”) equal to the Merger Exchange Ratio. ChampionX will authorize the issuance of a number of shares of ChampionX common stock such that the total number of shares of ChampionX common stock outstanding immediately prior to the consummation of the exchange offer will be that number that results in the Merger Exchange Ratio equaling one. As a result, each share of ChampionX common stock (except for the Excluded Shares) will be converted into one share of Apergy common stock in the Merger.

Although Ecolab has mailed the Prospectus to the extent required by U.S. law, including to certain stockholders located outside the United States, the Prospectus is not an offer to buy, sell or exchange, and it is not a solicitation of an offer to buy, sell or exchange, any shares of Ecolab common stock, in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons residing in those countries and often impose stringent requirements about the form and content of offers made to the general public. Ecolab generally has not taken any action under non-U.S. regulations to qualify a public offer to exchange the shares of Ecolab common stock outside the United States. Accordingly, the ability of any non-U.S. person to tender shares of Ecolab common stock in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for Ecolab to take any action to qualify or otherwise facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. stockholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the shares of Ecolab common stock or that may apply in their home countries. None of Ecolab, ChampionX, the Exchange Offer Agent or the Information Agent can provide any assurance about whether such limitations may exist.

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                        03902B

MARK THE BOX BELOW UNDER STOCK ELECTION TO PARTICIPATE IN THE EXCHANGE OFFER

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STOCK ELECTION

1.	Mark this box to make a stock election with respect to ALL of your shares of Ecolab common stock. If you select this option, please DO NOT fill in the box to the right.

2.	Mark this box to elect to make a stock election with respect to the following amount of your shares of Ecolab common stock. Please fill in the number of your shares of Ecolab common stock for which you would like to make a stock election in the box to the right.

Proration / Odd Lot

If, upon the expiration of the exchange offer, Ecolab stockholders have validly tendered more shares of Ecolab common stock than Ecolab is able to accept for exchange, Ecolab will accept for exchange the shares of Ecolab common stock validly tendered and not properly withdrawn by each tendering stockholder on a pro rata basis, which is referred to as “proration.” Stockholders who beneficially own “odd-lots” (fewer than 100 shares) of Ecolab common stock and who validly tender all their shares will not be subject to proration (other than participants in any of the Ecolab Savings Plans).

3.	Mark this box if you own an aggregate of fewer than 100 shares of Ecolab common stock.

Lost, Stolen, Destroyed or Mutilated Certificates

If your certificate(s) representing shares of Ecolab common stock have been mutilated, destroyed, lost or stolen and you wish to tender your shares, please see page 9 of the enclosed Exchange and Transmittal Instruction Booklet for further information regarding the requirements for replacement of the certificate(s). Replacement shares will be issued in book-entry form via Direct Registration Shares. You may be asked to post a surety bond for your lost shares of Ecolab common stock. Your shares of Ecolab common stock will not be included in the exchange offer unless you satisfy the requirements for replacement of your lost or destroyed certificate(s).

Oversubscription

These elections may be subject to proration based on a proration adjustment as described above if the exchange offer is oversubscribed.

To be effective, this Letter of Transmittal must be properly completed, signed and delivered to the Exchange Offer Agent at the applicable address listed in the Exchange and Transmittal Instruction Booklet to the Letter of Transmittal, together with your stock certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by the expiration of the exchange offer. Do not send your election materials for the exchange offer to Ecolab, ChampionX or the Information Agent. You are urged to call the Information Agent at 866-857-2624 with any questions on the exchange offer to ensure timely processing of the documentation.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the front of this form. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. Please refer to the section entitled “Signature Guarantees” in the Exchange and Transmittal Instruction Booklet to this Letter of Transmittal.

By signing below, I represent and warrant as follows:

(1)

I have full power and authority to surrender the shares of Ecolab common stock represented by this Letter of Transmittal surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Offer Agent to be appropriate or necessary to complete the surrender and exchange of my shares of Ecolab common stock.

(2)

I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Offer Agent of this Letter of Transmittal, duly completed and manually signed, together with any stock certificate(s), if applicable, representing shares of Ecolab common stock and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the shares of Ecolab common stock will be determined by the Exchange Offer Agent.

(3)

I understand that, pending the completion of the exchange offer, I may not and shall not sell or otherwise transfer the shares of Ecolab common stock subject to this Letter of Transmittal unless the exchange offer is terminated or I properly revoke this election prior to the expiration of the exchange offer.

(4)

I acknowledge that, until I properly surrender the certificate(s) representing the shares of Ecolab common stock to which this Letter of Transmittal relates or properly transfer such shares of Ecolab common stock in book-entry form, I will not receive any consideration issuable or payable in connection with the exchange offer. Delivery of such certificate(s) will be effected, and risk of loss and title to such shares will pass, only upon proper delivery thereof to the Exchange Offer Agent in the appropriate manner to the applicable address listed in the Exchange and Transmittal Instruction Booklet to the Letter of Transmittal.

Sign and provide your Taxpayer Identification Number or Social Security Number, as applicable, on the IRS Form W-9 if provided (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov)

Signature of owner	Signature of co-owner, if any
Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED) See Page 7 of the Exchange and Transmittal Instruction Booklet.

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of an Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature

Name of Firm

Address of Firm – Please Print

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SPECIAL TRANSFER INSTRUCTIONS

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To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be registered in the name of someone other than the undersigned.

All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. If the new holder does not have a Taxpayer Identification or Social Security Number, please enter four zeros (0000) in the applicable spaces below.

Name:
(PLEASE TYPE OR PRINT)
Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)
(SEE FORM W-9 OR FORM W-8, AS APPLICABLE, COPIES OF WHICH CAN BE OBTAINED AT WWW.IRS.GOV)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above in the Letter of Transmittal.

Name:
(PLEASE TYPE OR PRINT)
Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

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